Exhibit 23.1

KPMG LLP

345 Park Avenue

New York, NY 10154-0102

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated April 11, 2022, with respect to the consolidated financial statements of Sprinklr, Inc., incorporated herein by reference.

/s/ KPMG LLP

New York, NY

April 11, 2022

KPMG LLP, a Delaware limited liability partnership and a member firm of the KPMG global organization of independent member firms affiliated with KPMG International Limited, a private English company limited by guarantee.